Exhibit 5.1


                             SHEARMAN & STERLING LLP

                              555 CALIFORNIA STREET
                             SAN FRANCISCO, CA 94104
                                  415 616-1100




                               September 15, 2003




UTStarcom, Inc.
1275 Harbor Bay Parkway, Suite 100
Alameda, California 94502

Ladies and Gentlemen:

         We have acted as counsel for UTStarcom, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") of the Company filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to 5,908,229 shares (the "Shares") of common stock, par value $.00125 per share, of the Company (the "Common Stock"), to be issued from time to time pursuant to the Company's 1997 Stock Plan, 2003 Nonstatutory Stock Option Plan and the RollingStreams Systems, Ltd. 2001 Stock Plan (collectively, the "Plans").

         In so acting, we have examined the Registration Statement and we have also examined and relied as to factual matters upon the representations and warranties contained in originals, or copies certified or otherwise identified to our satisfaction, of such documents, records, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with originals of all documents submitted to us as copies.

         The opinion expressed below is limited to the General Corporation Law of Delaware, and we do not express any opinion herein concerning any other law.

         Based upon the foregoing and having regard for such legal considerations as we have deemed relevant, we are of the opinion that the Shares have been duly authorized by the Company and, when (a) issued and delivered by the Company in accordance with the terms of the relevant Plan and (b) paid for in full in accordance with the terms of the relevant Plan, the Shares will be validly issued, fully paid and non-assessable.





   Shearman & Sterling LLP is a limited liability partnership organized in the
     United States under the laws of the State of Delaware, which laws limit the personal liability of partners.

September 15, 2003
Page 2



         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                                              Very truly yours,



                                              /s/ Shearman & Sterling LLP
                                              Shearman & Sterling LLP